Exhibit 99.1

For more information contact:

Jennifer Jarman The Blueshirt Group 415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Second Quarter Fiscal 2013 Results

•	Revenue up 13% sequentially, driven by strength of mobile products

•	Repurchased 3.5% of shares outstanding

Santa Clara, CA – January 24, 2013 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its second quarter ended December 31, 2012.

Net revenue for the second quarter of fiscal 2013 was $143.0 million compared with $145.5 million for the comparable quarter last year. Net income for the second quarter of fiscal 2013 was $11.1 million, or $0.33 per diluted share, compared with net income of $17.4 million, or $0.51 per diluted share, for the comparable quarter last year.

Non-GAAP net income for the second quarter of fiscal 2013 was $17.7 million, or $0.53 per diluted share, compared with non-GAAP net income of $23.0 million, or $0.68 per diluted share, for the second quarter of fiscal 2012. (See attached table for a reconciliation of GAAP to non-GAAP results.)

“Second quarter revenue exceeded the high end of our guidance range, reflecting better than anticipated revenue from mobile phone touchscreen applications, partially offset by lower than expected PC revenue,” stated Rick Bergman, President and CEO. “Based on our strong product line-up, Synaptics is executing very well across our key markets, and we believe our ongoing technology roadmap positions us for continued success across future product generations. We look forward to a return to year-over-year revenue growth in the third fiscal quarter.”

Second Quarter 2013 Business Metrics

•	Revenue mix from mobile and PC products was approximately 57% and 43%, respectively.

•	Revenue from mobile products totaled $81.6 million and was up 4% year-over-year. Mobile products revenue includes all touchscreen and video display products.

•	Revenue from PC products totaled $61.4 million, a decrease of 8% year-over-year.

•	Gross margin was 48.3%, an increase of 110 basis points year-over-year.

•	Net income reflects additional operating expenses associated with the company’s recent acquisitions, as previously indicated.

Cash at December 31, 2012 was $292.5 million. Cash flow from operations for the second quarter of fiscal 2013 was $15.3 million. The company used $28.7 million to repurchase 1,155,299 shares of common stock and $5.0 million for a ThinTouch™ initial earn-out payment.

Kathy Bayless, CFO, added, “Considering our backlog of approximately $79.0 million, customer forecasts, and the resulting expected product mix, we anticipate revenue to be in the range of $140.0 million to $148.0 million for the March quarter, an increase of 6% to 12% on a year-over-year basis. We expect revenue from mobile products to be the primary growth driver.”

Earnings Call Information

The Synaptics second quarter fiscal 2013 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 24, 2013, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-1427 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.

About Synaptics Incorporated

As a leading developer of human interface solutions which enhance the user experience, Synaptics provides the broadest touch solutions portfolio in the industry. The ClearPad™ family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets, and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad™, is integrated into the majority of today’s notebook PCs. Synaptics’ wide portfolio also includes ThinTouch, supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com

Synaptics, ClearPad, TouchPad, ClickPad, ForcePad, ThinTouch, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges and certain non-cash or non-recurring items. Net income excluding share-based compensation and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding the company’s belief that based on its strong product line-up it is executing very well across its key markets and that its ongoing technology roadmap positions it for continued success across future product generations; the company’s expectation that it will return to year-over-year revenue growth in the third fiscal quarter; and the company’s anticipated revenue for the March quarter, including its expectation that revenue from mobile products will be the primary growth driver. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets Synaptics serves, (d) the success of Synaptics’ customers’ products that utilize Synaptics’ product solutions, (e) the development and launch cycles of Synaptics’ customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of Synaptics’ product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2012. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	June 30,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$292,531	$305,005
Receivables, net of allowances of $567	99,052	104,140
Inventories	32,124	31,667
Prepaid expenses and other current assets	5,906	5,365

Total current assets	429,613	446,177

Property and equipment, net	42,193	24,903
Goodwill	20,695	18,995
Purchased intangibles	13,634	12,800
Non-current auction rate securities	15,009	15,321
Other assets	23,263	23,309

Total assets	$544,407	$541,505

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$53,027	$55,220
Accrued compensation	15,542	12,642
Income taxes payable	4,829	11,221
Other accrued liabilities	33,927	26,515

Total current liabilities	107,325	105,598

Convertible senior subordinated notes	2,305	2,305
Other liabilities	32,669	36,812

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 49,039,675 and 48,680,348 shares issued, and 32,015,143 and 32,896,256 shares outstanding, respectively	49	49
Additional paid in capital	489,162	471,569
Less: 17,024,532 and 15,784,092 treasury shares, respectively, at cost	(445,165)	(413,885)
Retained earnings	354,226	337,059
Accumulated other comprehensive income	3,836	1,998

Total stockholders’ equity	402,108	396,790

Total liabilities and stockholders’ equity	$544,407	$541,505

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net revenue	$143,040	$145,470	$270,081	$278,916
Cost of revenue (1)	74,010	76,747	140,481	148,933

Gross margin	69,030	68,723	129,600	129,983
Operating expenses
Research and development (1)	34,257	29,837	67,059	58,063
Selling, general, and administrative (1)	19,008	17,721	37,916	34,430
Acquired intangibles amortization	261	—	501	—
Change in contingent consideration	576	—	863	—

Total operating expenses	54,102	47,558	106,339	92,493

Operating income	14,928	21,165	23,261	37,490
Interest income	225	251	443	451
Interest expense	(5)	(5)	(9)	(9)
Impairment (loss) / recovery on investments, net	—	(7)	—	13

Income before income taxes	15,148	21,404	23,695	37,945
Provision for income taxes (2)	4,034	4,021	6,528	7,547

Net income	$11,114	$17,383	$17,167	$30,398

Net income per share:
Basic	$0.34	$0.53	$0.52	$0.93

Diluted	$0.33	$0.51	$0.51	$0.89

Shares used in computing net income per share:
Basic	32,478	32,569	32,710	32,717

Diluted	33,313	34,005	33,739	33,972

(1) Includes share-based compensation charges of:

Cost of revenue	$198	$275	$441	$590
Research and development	3,879	3,899	7,790	7,440
Selling, general, and administrative	3,929	4,326	8,242	8,636

	$8,006	$8,500	$16,473	$16,666

(2) Includes tax benefit for share-based compensation charges of:
	$2,179	$2,865	$4,397	$4,880

Non-GAAP net income per share:
Basic	$0.54	$0.71	$0.93	$1.29

Diluted	$0.53	$0.68	$0.90	$1.24

SYNAPTICS INCORPORATED

Reconciliation of Non-GAAP Net Income and Net Income Per Share

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income—as reported	$11,114	$17,383	$17,167	$30,398

Non-GAAP adjustments (net of tax):
Net gain on investments	—	7	—	(13)
Acquired intangibles amortization	167	—	321	—
Change in contingent consideration	576	—	863	—
Share-based compensation	5,827	5,635	12,076	11,786

Net income—non-GAAP	$17,684	$23,025	$30,427	$42,171

Net income per share—non-GAAP:
Basic	$0.54	$0.71	$0.93	$1.29

Diluted	$0.53	$0.68	$0.90	$1.24